Exhibit 99.1

Cirrus Logic Reports Q1 FY22 Revenue of $277.3 Million

Content Gains in High-Performance Mixed-Signal Expected to Fuel Strong Year-Over-Year Revenue Growth in Q2 FY22

AUSTIN, Texas--(BUSINESS WIRE)--July 28, 2021--Cirrus Logic, Inc. (Nasdaq: CRUS) today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter fiscal year 2022, which ended June 26, 2021, as well as the company’s current business outlook.

“In the past quarter, Cirrus Logic accelerated both sales momentum and execution of our growth strategy. We grew revenue by 14 percent year on year, increased penetration of the Android market, began shipments with a leading laptop OEM, ramped new content in anticipation of product launches in the latter half of the year and advanced the development of a number of new components that are expected to drive future revenue growth,” said John Forsyth, Cirrus Logic president and chief executive officer. “The company’s recent investments in power-related products, including the acquisition of Lion Semiconductor, are expected to meaningfully expand our addressable market and continue the exciting progress we have been making in building new and strategic areas of our business. With a strong pipeline of audio and high-performance mixed-signal products ramping in the coming months, we are upbeat about the next several quarters and continue to anticipate accelerated revenue growth in FY22.”

Reported Financial Results – First Quarter FY22

  Revenue of $277.3 million;
  GAAP gross margin of 50.5 percent and non-GAAP gross margin of 50.6 percent;
  GAAP operating expenses of $120.8 million and non-GAAP operating expenses of $103.1 million; and
  GAAP earnings per share of $0.29 and non-GAAP earnings per share of $0.54.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY22

  Revenue is expected to range between $430 million and $470 million;
  GAAP gross margin is forecasted to be between 50 percent and 52 percent; and
  Combined GAAP R&D and SG&A expenses are anticipated to range between $135 million and $141 million, including approximately $17 million in stock-based compensation expense and $3 million in amortization of acquired intangibles.

The company has entered into a long-term Capacity Reservation and Wafer Supply Commitment Agreement with GlobalFoundries, a foundry partner for many of our strategic products. This will expand our ability to address unprecedented market demand and provide customers with much-needed supply assurance. Given our anticipated strong cash generation, we believe this agreement is a good use of our financial resources: it secures supplier commitments to capacity expansion in support of our sales growth, alleviates some of the supply uncertainty currently affecting the company and its customers, and ensures supplier investment in additional technologies for future products.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 9238026).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about the company’s expectations for accelerated revenue growth in FY22; our ability to develop products that are expected to drive future revenue growth; our expectation that the company’s recent investments in power-related products, including the acquisition of Lion Semiconductor, will meaningfully expand our addressable market and continue our progress in building new and strategic areas of our business; our belief that the Capacity Reservation and Wafer Supply Commitment Agreement with GlobalFoundries will expand our ability to address unprecedented market demand and provide customers with much-needed supply assurance; our ability to secure supplier commitments to capacity expansion in support of our sales growth and alleviate some of the supply uncertainty currently affecting the company and its customers; and our estimates for the second quarter fiscal year 2022 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the effects of the global COVID-19 outbreak and the measures taken to limit the spread of COVID-19, including any disruptions to our business that could result from measures to contain the outbreak that may be taken by governmental authorities in the jurisdictions in which we and our supply chain operate; the susceptibility of the markets we address to economic downturns, including as a result of the COVID-19 outbreak and the actions taken to mitigate the spread of COVID-19; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; recent increased industry-wide capacity constraints that may impact our ability to meet current customer demand, which could cause an unanticipated decline in our sales and damage our existing customer relationships and our ability to establish new customer relationships; the potential for increased prices due to capacity constraints in our supply chain, which, if we are unable to increase our selling price to our customers, could result in lower revenues and margins that could adversely affect our financial results; the level of orders and shipments during the second quarter of fiscal year 2022, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 28, 2021 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended

	Jun. 26,	Mar. 27,	Jun. 27,
	2021	2021	2020
	Q1'22	Q4'21	Q1'21
Audio	$217,355	$235,821	$206,449
High-Performance Mixed-Signal	59,898	57,716	36,124
Net sales	277,253	293,537	242,573
Cost of sales	137,307	145,418	115,101
Gross profit	139,946	148,119	127,472
Gross margin	50.5%	50.5%	52.6%

Research and development	85,696	89,773	78,741
Selling, general and administrative	35,147	33,642	29,704
Restructuring costs	-	-	352
Total operating expenses	120,843	123,415	108,797

Income from operations	19,103	24,704	18,675

Interest income	761	1,064	1,576
Other income (expense)	(242)	2,152	111
Income before income taxes	19,622	27,920	20,362
Provision for income taxes	2,413	2,639	2,153
Net income	$17,209	$25,281	$18,209

Basic earnings per share:	$0.30	$0.44	$0.31
Diluted earnings per share:	$0.29	$0.42	$0.30

Weighted average number of shares:
Basic	57,582	57,899	58,313
Diluted	59,513	59,922	60,280

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended

	Jun. 26,	Mar. 27,	Jun. 27,
	2021	2021	2020
Net Income Reconciliation	Q1'22	Q4'21	Q1'21
GAAP Net Income	$17,209	$25,281	$18,209
Amortization of acquisition intangibles	2,998	2,998	2,998
Stock-based compensation expense	14,984	14,693	13,306
Restructuring costs	-	-	352
Adjustment to income taxes	(2,949)	(3,251)	(2,982)
Non-GAAP Net Income	$32,242	$39,721	$31,883

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.29	$0.42	$0.30
Effect of Amortization of acquisition intangibles	0.05	0.05	0.05
Effect of Stock-based compensation expense	0.25	0.24	0.22
Effect of Restructuring costs	-	-	0.01
Effect of Adjustment to income taxes	(0.05)	(0.05)	(0.05)
Non-GAAP Diluted earnings per share	$0.54	$0.66	$0.53

Operating Income Reconciliation
GAAP Operating Income	$19,103	$24,704	$18,675
GAAP Operating Profit	6.9%	8.4%	7.7%
Amortization of acquisition intangibles	2,998	2,998	2,998
Stock-based compensation expense - COGS	246	260	207
Stock-based compensation expense - R&D	9,612	10,069	8,653
Stock-based compensation expense - SG&A	5,126	4,364	4,446
Restructuring costs	-	-	352
Non-GAAP Operating Income	$37,085	$42,395	$35,331
Non-GAAP Operating Profit	13.4%	14.4%	14.6%

Operating Expense Reconciliation
GAAP Operating Expenses	$120,843	$123,415	$108,797
Amortization of acquisition intangibles	(2,998)	(2,998)	(2,998)
Stock-based compensation expense - R&D	(9,612)	(10,069)	(8,653)
Stock-based compensation expense - SG&A	(5,126)	(4,364)	(4,446)
Restructuring costs	-	-	(352)
Non-GAAP Operating Expenses	$103,107	$105,984	$92,348

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$139,946	$148,119	$127,472
GAAP Gross Margin	50.5%	50.5%	52.6%
Stock-based compensation expense - COGS	246	260	207
Non-GAAP Gross Profit	$140,192	$148,379	$127,679
Non-GAAP Gross Margin	50.6%	50.5%	52.6%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$2,413	$2,639	$2,153
GAAP Effective Tax Rate	12.3%	9.5%	10.6%
Adjustments to income taxes	2,949	3,251	2,982
Non-GAAP Tax Expense	$5,362	$5,890	$5,135
Non-GAAP Effective Tax Rate	14.3%	12.9%	13.9%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.04	$0.04	$0.04
Adjustments to income taxes	0.05	0.05	0.05
Non-GAAP Tax Expense	$0.09	$0.09	$0.09

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Jun. 26,	Mar. 27,	Jun. 27,
	2021	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$385,127	$442,164	$285,922
Marketable securities	60,503	55,697	29,943
Accounts receivable, net	136,534	108,712	136,539
Inventories	192,722	173,263	199,332
Other current assets	64,458	62,683	38,231
Total current Assets	839,344	842,519	689,967

Long-term marketable securities	311,643	312,759	290,186
Right-of-use lease assets	131,446	133,548	139,492
Property and equipment, net	158,451	154,942	154,286
Intangibles, net	18,429	22,031	31,185
Goodwill	287,518	287,518	287,399
Deferred tax asset	19,482	9,977	6,970
Other assets	47,693	67,320	44,554
Total assets	$1,814,006	$1,830,614	$1,644,039

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$95,232	$102,744	$95,523
Accrued salaries and benefits	37,220	54,849	28,768
Lease liability	14,662	14,573	13,887
Other accrued liabilities	39,387	41,444	24,866
Total current liabilities	186,501	213,610	163,044

Non-current lease liability	126,442	127,883	129,627
Non-current income taxes	64,245	64,020	69,130
Other long-term liabilities	30,087	36,096	9,949

Stockholders' equity:
Capital stock	1,514,549	1,498,819	1,451,297
Accumulated deficit	(109,754)	(112,689)	(184,049)
Accumulated other comprehensive income	1,936	2,875	5,041
Total stockholders' equity	1,406,731	1,389,005	1,272,289
Total liabilities and stockholders' equity	$1,814,006	$1,830,614	$1,644,039

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor@cirrus.com